EXHIBIT 99.1

       AMERICAN RIVER BANKSHARES ANNOUNCES 4TH QUARTER EARNINGS AND MARKS
                     ITS 84TH CONSECUTIVE PROFITABLE QUARTER

Sacramento, CA, January 25, 2005 - American River Bankshares (NASDAQ: AMRB), the parent company of American River Bank, today reported record earnings for the year ended December 31, 2004.

Net income for the fourth quarter of 2004 was $1,901,000, or $0.39 per diluted share compared to $1,129,000, or $0.26 per diluted share during the fourth quarter of 2003. Also in the fourth quarter 2004, net interest income increased 29.3% to $5,489,000 from $4,244,000 in the same quarter last year, noninterest income decreased 2.7% to $503,000 from $517,000, and noninterest expense increased 0.6% to $2,687,000 up from $2,670,000.

Net income for the year ended December 31, 2004, was $5,827,000, or $1.24 per diluted share as compared to net income of $4,741,000, or $1.05 per diluted share for the year ended December 31, 2003. Additionally in the year ended December 31, 2004, net interest income increased 15.1% to $19,418,000 from $16,866,000 in 2003. Noninterest income increased 6.3% to $2,395,000 from $2,253,000 and noninterest expense increased 12.9% to $11,713,000 from $10,372,000.

"American River Bankshares hit a number of high notes in 2004, making it a record year," said David Taber, President and CEO of American River Bankshares. "Most notably, we posted record fourth quarter income and successfully added Bank of Amador to our family, while providing our shareholders with an 18% total return on their investment for the year."

Investment securities increased 74.4% to $159,402,000 from $91,392,000 year over year. The increase can be attributed to a $22,500,000 addition from Bank of Amador as well as strong deposit growth from American River Bank.

Real estate loans increased $77,829,000 (41.7%) year over year, which can be attributed to a $71,330,000 addition from Bank of Amador as well as real estate commercial growth in the Sacramento and Sonoma regions.

Total deposits increased 47.4% as of December 31, 2004 to $475,387,000 from $322,507,000 at December 31, 2003. Strong organic growth, continuing momentum from the successful opening of a new office in Downtown Sacramento and the merger with Bank of Amador contributed to the increase.

Intangible assets increased $18,266,000 year over year due to the acquisition of Bank of Amador being recorded using the purchase method of accounting.

Accrued interest and other liabilities increased 523.5% to $18,000,000 from $2,887,000; $12,700,000 can be attributed to the amount payable to the former Bank of Amador shareholders. This amount was disbursed in early 2005.

On December 3, 2004, the Company completed its acquisition of Jackson, California-based Bank of Amador for approximately $31 million. Total consideration consisted of $12,736,000 in cash and 775,548 shares of AMRB common stock. The transaction was accounted for under the purchase method of accounting and, accordingly, the Company's results of operations only include Bank of Amador's results of operations since completion of the merger.

Page 4 of 9 Pages
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Financial Highlights

o American River Bankshares continues a long history of enhancing shareholder value its 84th consecutive profitable quarter.

o American River Bank completed a merger with Bank of Amador in December 2004, a community bank with expertise in residential construction lending. Included in American River Bankshares December 31, 2004 balances are $77,794,784 in loans, $114,254,909 in deposits and $22,500,000 in investment securities which were acquired as a result of the merger.

o Net interest income increased 29.3% to $5,489,000 in the fourth quarter of 2004 compared to $4,244,000 in the fourth quarter of 2003. In the year ended December 31, 2004, net interest income increased 15.1% to $19,418,000 compared to $16,866,000 for the year ended December 31, 2003. The increase in the net interest income results from an increase in average loans and an increase in average investment securities. These increases can be attributed to an increase of average deposits and average borrowings.

o The net interest margin for the year ended December 31, 2004 was 4.90% compared to 5.10% for the year ended December 31, 2003. The net interest margin in the fourth quarter 2004 increased to 4.90% compared to 4.83% in the fourth quarter of 2003.

o American River Bank's five offices in the Greater Sacramento area and Placer County increased deposits 20.0% to $300,798,000 from $250,613,000 at December 31, 2003. Year over year, loans increased 2.4% to $206,499,000 from $201,578,000.

o North Coast Bank, a division of American River Bank with three offices in Sonoma County, experienced a decrease in deposits of 15.4% to $62,988,000 from $74,485,000. Year over year, loans increased 13.6% to $73,670,000 from $64,835,000.

o Credit quality remains excellent, with nonperforming loans and leases (0.07% of total loans and leases) as well as net chargeoffs (0.08% of average loans and leases) remaining below industry averages.

2004 Year in Review Highlights

o The Company rebranded American River Holdings as American River Bankshares and updated the logos of both American River Bankshares and American River Bank. The brands still closely tie to the Bank's roots at the original Fair Oaks Village office, depicting the Old Fair Oaks Bridge and the beautiful oak trees that line the American River.

o Amador Bustos, Robert Fox and William Robotham joined the American River Bankshares Board of Directors.

o Gregory Patton was named President of American River Bank. Mr. Patton has been with American River Bank for over eight years and has over 22 years of experience in the banking industry.

o American River Bank opened an office in downtown Sacramento in the first quarter of 2004.

o The Company announced the formation of the American River Bankshares Foundation, dedicated to providing financial resources to local organizations that are focused on issues pertaining to women and children in Sacramento, Placer, Sonoma and Amador Counties. The Foundation will request proposals in September 2005.

Page 5 of 9 Pages
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o    U.S. Banker ranked American River Bankshares as number thirty-six on their annual "Top Publicly Traded Community Banks" list. The magazine ranks the top two- hundred banks and thrifts in the nation that have assets under one billion dollars. The rankings are based on each company's three-year average rate of return on equity.

o American River Bank raised over $33,000 from the Bill Young Memorial Charity Golf Classic. Proceeds benefit Christmas Promise, a non-profit organization that anonymously answers "Dear Santa" letters from needy children in the Sacramento area, and The Parkinson Association of the Sacramento Region (PASR).


About American River Bankshares
-------------------------------

American River Bankshares [NASDAQ: AMRB] is the parent company of American River Bank ("ARB"), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of "ARB"] in Sonoma County and Bank of Amador [a division of "ARB"] in Amador County. For more information, please call 916-565-6100 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; or www.bankofamador.com.

Forward-Looking Statement
-------------------------

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, changes in the interest environment including interest rates charged on loans, earned on securities investments and paid on deposits, competition effects, fee and other non interest income earned, general economic conditions, nationally, regionally, and in the operating market areas of the Company and its subsidiaries, changes in the regulatory environment, changes in business conditions and inflation, changes in securities markets, data processing problems, a decline in real estate values in the Company's market area, the conduct of the war on terrorism, the threat of terrorism or the impact of potential military conflicts and the conduct of war on terrorism by the United States and its allies, as well as other factors. To gain a more complete understanding of the uncertainties and risks involved in the Company's business, this press release should be read in conjunction with the Company's annual report on Form 10-K for the year ended December 31, 2003, and subsequent quarterly reports on Form 10Q and current reports on Form 8-K.

Page 6 of 9 Pages
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

American River Bankshares
Consolidated Balance Sheet (Unaudited)

                                                               December 31       December 31           %
                                     ASSETS                       2004              2003             Change
                                                              -------------     -------------     -------------
Cash and due from banks                                       $  28,115,000     $  29,797,000              (5.9%)
Federal funds sold                                                7,000,000                 0             100.0%
Interest-bearing deposits in bank                                 5,939,000         4,650,000              27.7%
Investment securities                                           159,402,000        91,392,000              74.4%
Loans and leases:
Real estate                                                     264,321,000       186,492,000              41.7%
Commercial                                                       66,864,000        57,346,000              16.6%
Lease financing                                                   9,994,000         9,276,000               7.7%
Other                                                            17,669,000        13,977,000              26.4%
Deferred loan and lease originations fees, net                     (885,000)         (678,000)             30.5%
Allowance for loan and lease loss                                (5,496,000)       (3,949,000)             39.2%
                                                              -------------     -------------     -------------
         Total loans and leases, net                            352,467,000       262,464,000              34.3%
                                                              -------------     -------------     -------------
Bank premises and equipment                                       1,876,000         1,505,000              24.7%
Accounts receivable servicing receivable, net                     2,409,000         1,778,000              35.5%
Intangible assets                                                18,329,000            63,000               n/m
Accrued interest and other assets                                11,129,000         5,744,000              93.8%
                                                              -------------     -------------     -------------
                                                              $ 586,666,000     $ 397,393,000              47.6%
                                                              =============     =============     =============

                              LIABILITIES & EQUITY

Noninterest-bearing deposits                                  $ 143,710,000     $ 102,308,000              40.5%
Interest checking, money market & savings                       225,382,000       148,578,000              51.7%
Time deposits                                                   106,295,000        71,621,000              48.4%
                                                              -------------     -------------     -------------
  Total deposits                                                475,387,000       322,507,000              47.4%
                                                              -------------     -------------     -------------
Short-term borrowings                                            32,400,000        34,600,000              (6.8%)
Long-term debt                                                    1,889,000         1,942,000              (2.8%)
Accrued interest and other liabilities                           18,000,000         2,887,000             523.5%
                                                              -------------     -------------     -------------
  Total liabilities                                             527,676,000       361,936,000              45.8%
  Total equity                                                   58,990,000        35,457,000              66.4%
                                                              -------------     -------------     -------------
                                                              $ 586,666,000     $ 397,393,000              47.6%
                                                              =============     =============     =============

Nonperforming loans and leases to total loans and leases               0.07%             0.07%
Net chargeoffs to average loans and leases                             0.08%             0.08%
Allowance for loan and lease loss to total loans and leases            1.54%             1.48%
Capital Leverage Ratio                                                 8.35%             8.96%
Tier 1 risk-based capital                                              9.65%            11.63%
Total risk-based capital to risk weighted assets                      10.90%            12.88%

n/m = not meaningful

Page 7 of 9 Pages
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

American River Bankshares
Consolidated Statement of Income (Unaudited)

                                              Fourth         Fourth                         For the year ended
                                              Quarter        Quarter           %                December 31                 %
                                               2004           2003           Change         2004           2003           Change
                                            -----------    -----------    -----------    -----------    -----------    -----------
Interest income                             $ 6,495,000    $ 4,943,000           31.4%   $22,636,000    $19,768,000           14.5%
Interest expense                              1,006,000        699,000           43.9%     3,218,000      2,902,000           10.9%
                                            -----------    -----------    -----------    -----------    -----------    -----------

Net interest income                           5,489,000      4,244,000           29.3%    19,418,000     16,866,000           15.1%
Provision for loan and lease loss               200,000        282,000          (29.1%)      895,000        946,000           (5.4%)
Total noninterest income                        503,000        517,000           (2.7%)    2,395,000      2,253,000            6.3%
Total noninterest expense                     2,687,000      2,670,000            0.6%    11,713,000     10,372,000           12.9%
                                            -----------    -----------    -----------    -----------    -----------    -----------

Income before taxes                           3,105,500      1,809,000           71.7%     9,205,000      7,801,000           18.0%
Income taxes                                  1,204,000        680,000           77.1%     3,378,000      3,060,000           10.4%
                                            -----------    -----------    -----------    -----------    -----------    -----------

Net income                                  $ 1,901,000    $ 1,129,000           68.4%   $ 5,827,000    $ 4,741,000           22.9%
                                            ===========    ===========    ===========    ===========    ===========    ===========

Basic earnings per share                    $      0.40    $      0.28           42.9%   $      1.30    $      1.13           15.0%
Diluted earnings per share                  $      0.39    $      0.26           50.0%   $      1.24    $      1.05           18.1%

Net interest margin as a percentage                4.90%          4.83%                         4.90%          5.10%

Operating Ratios:
Return on average assets                           1.51%          1.16%                         1.33%          1.31%
Return on average equity                          16.70%         12.88%                        14.88%         14.17%
Return on average tangible equity                 19.14%         12.90%                        15.48%         14.20%
Efficiency ratio (fully taxable equivalent)       44.44%         55.54%                        53.25%         53.77%

Earnings per share have been adjusted for a 5% stock dividend in 2004 and a 3 for 2 stock split in 2003.

Page 8 of 9 Pages
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

American River Bankshares
Consolidated Statement of Income (Unaudited)
Trailing Four Quarters

                                              Fourth           Third         Second         First
                                              Quarter         Quarter        Quarter       Quarter
                                               2004            2004           2004          2004
                                            -----------    -----------    -----------    -----------
Interest income                             $ 6,495,000    $ 5,672,000    $ 5,356,000    $ 5,113,000
Interest expense                              1,006,000        803,000        718,000        691,000
                                            -----------    -----------    -----------    -----------

Net interest income                           5,489,000      4,869,000      4,638,000      4,422,000
Provision for loan and lease loss               200,000        266,000        231,000        198,000
Total noninterest income                        503,000        441,000      1,022,000        429,000
Total noninterest expense                     2,687,000      2,814,000      3,463,000      2,749,000
                                            -----------    -----------    -----------    -----------

Income before taxes                           3,105,000      2,230,000      1,966,000      1,904,000
Income taxes                                  1,204,000        891,000        539,000        744,000
                                            -----------    -----------    -----------    -----------

Net income                                  $ 1,901,000    $ 1,339,000    $ 1,427,000    $ 1,160,000
                                            ===========    ===========    ===========    ===========

Basic earnings per share                    $      0.40    $      0.30    $      0.32    $      0.27
Diluted earnings per share                         0.39           0.29           0.31           0.25

Net interest margin as a percentage                4.90%          4.85%          4.85%          4.94%

Quarterly Operating Ratios:
Return on average assets                           1.51%          1.19%          1.36%          1.17%
Return on average equity                          16.70%         13.96%         15.45%         12.96%
Return on average tangible equity                 19.14%         13.98%         15.48%         12.98%
Efficiency ratio (fully tax equivalent)           44.44%         52.56%         60.74%         56.15%

Earnings per share have been adjusted for a 5% stock dividend in 2004.

Page 9 of 9 Pages